Exhibit 99.1

Maze Therapeutics Reports Third Quarter 2025 Financial Results and Recent Highlights

First-in-human data from Phase 1 trial of MZE782 support best- and first-in-class potential; two Phase 2 proof-of-concept trials in phenylketonuria (PKU) and chronic kidney disease (CKD) expected to initiate in 2026

Enrollment ongoing in Phase 2 HORIZON trial of MZE829 in broad APOL1-mediated kidney disease (AMKD); topline data for initial patients expected by the end of Q1 2026

Strong balance sheet with $383.9 million in cash, cash equivalents and marketable securities following oversubscribed private placement; cash runway into 2028

SOUTH SAN FRANCISCO, Calif., Nov. 6, 2025 (GLOBE NEWSWIRE) – Maze Therapeutics, Inc. (Nasdaq: MAZE), a clinical-stage biopharmaceutical company developing small molecule precision medicines for patients with kidney and metabolic diseases, today reported financial results for the third quarter ended September 30, 2025, highlighting recent progress and business updates.

“We are proud to have delivered another strong quarter marked by continued execution across our pipeline and business. We are particularly thrilled with the positive first-in-human results from our Phase 1 trial of MZE782 , which support the continued advancement of MZE782 in two Phase 2 trials in both PKU and CKD, and we look forward to initiating those planned trials in 2026,” said Jason Coloma, Ph.D., chief executive officer of Maze. “We continue to actively enroll patients in our Phase 2 HORIZON trial of MZE829 and anticipate reporting topline proof-of-concept data on initial patients by the end of Q1 2026. These data, from a broad AMKD population, are expected to inform potential advancement into Phase 2b/3 planning. With a strong balance sheet, bolstered by our recently announced oversubscribed private placement, we are well-positioned for multiple milestones ahead.”

Program Progress and Anticipated Milestones

MZE829 for APOL1-Mediated Kidney Disease (AMKD)

MZE829 is an oral, small molecule, dual-mechanism APOL1 inhibitor that Maze is advancing as a potential treatment for patients with AMKD, a subset of chronic kidney disease (CKD) estimated to affect over one million people in the United States alone.

•
Maze continues to enroll patients in the Phase 2 HORIZON trial of MZE829. The trial includes patients with broad AMKD, including diabetic and non-diabetic patients and patients with severe focal segmental glomerulosclerosis (FSGS).
•
Maze expects to report topline proof-of-concept data from the Phase 2 HORIZON trial by the end of the first quarter of 2026.

MZE782 in PKU and CKD

MZE782 is an oral, small molecule targeting the solute transporter, SLC6A19, with potential to be a best-in-class therapy for patients with PKU, an inherited metabolic disorder, and a first-in-class treatment for the approximately five million U.S. patients with CKD who inadequately respond to currently available CKD therapies.

•
In September 2025, Maze announced positive first-in-human results from the Phase 1 clinical trial evaluating MZE782 in healthy volunteers. MZE782 was well-tolerated across all doses and produced dose-dependent increases in 24-hour urinary excretion of phenylalanine (Phe) and glutamine across both single and multiple ascending dose cohorts, confirming target engagement and SLC6A19 inhibition. A dose-dependent initial eGFR dip similar to SGLT2 inhibitors, MRAs and RAAS inhibitors was also observed, supporting a potential kidney protective effect in CKD.
•
Maze plans to initiate two Phase 2 proof-of-concept trials of MZE782, evaluating plasma Phe reduction in PKU and proteinuria reduction in CKD, in 2026.

Recent Corporate Highlights

•
In October 2025, Maze announced the appointment of Hervé Hoppenot as chairman of its board of directors, succeeding Charles Homcy, M.D., who continues to serve on the board. Mr. Hoppenot has over 30 years of experience in therapeutic development and commercial leadership, most recently as chief executive officer of Incyte Corporation.
•
In September 2025, Maze announced an oversubscribed private placement for gross proceeds of approximately $150.0 million, before deducting placement agent fees and other expenses.
•
In September 2025, Maze announced the appointment of Misbah Tahir as chief financial officer. Mr. Tahir brings over 20 years of financial and strategic experience in the biopharmaceutical industry to his position at Maze, most recently as CFO of IGM Biosciences, Inc.

Third Quarter 2025 Financial Results

Cash Position: Cash, cash equivalents and marketable securities were $383.9 million as of September 30, 2025, compared to $196.8 million as of December 31, 2024. Maze expects that its current cash, cash equivalents and marketable securities will fund operations into 2028.

License Revenue: No license revenue was recognized during the three and nine months ended September 30, 2025. License revenue was $2.5 million and $167.5 million for the three and nine months ended September 30, 2024, respectively. License revenue recognized in 2024 primarily reflects the receipt of an upfront payment of $150.0 million pursuant to the exclusive license agreement with Shionogi & Co., Ltd. for the rights to MZE001, an investigational oral glycogen synthase 1 (GYS1) inhibitor that aims to address Pompe disease by limiting disease-causing glycogen buildup.

Research & Development (R&D) Expenses: R&D expenses for the three and nine months ended September 30, 2025 were $25.2 million and $80.9 million, respectively, and $19.9 million and $61.3 million for the same periods in 2024. The increase primarily reflects higher clinical trial and manufacturing expenses for MZE829 and MZE782 and personnel-related expenses, including non-cash stock-based compensation expense.

General & Administrative (G&A) Expenses: G&A expenses for the three and nine months ended September 30, 2025 were $7.8 million and $24.0 million, respectively, and $6.9 million and $18.9 million for the same periods in 2024. The increase primarily reflects higher personnel-related expenses, including non-cash stock-based compensation expense.

Net (Loss) Income: Net loss for the three and nine months ended September 30, 2025 was $30.1 million and $96.6 million, respectively, compared to a net loss of $24.8 million and net income of $81.8 million for the same periods in 2024.

About Maze Therapeutics

Maze Therapeutics is a clinical-stage biopharmaceutical company harnessing the power of human genetics to develop novel small molecule precision medicines for patients with kidney and metabolic diseases, including obesity. Guided by its Compass™ platform, Maze pursues genetically validated targets by integrating variant discovery and functionalization to discover and advance small molecule programs with first- or best-in-class potential. Maze’s pipeline is led by MZE829, a dual-mechanism APOL1 inhibitor in Phase 2 development for APOL1-mediated kidney disease (AMKD), and MZE782, a SLC6A19 inhibitor advancing to Phase 2 with the potential to treat both phenylketonuria (PKU) and chronic kidney disease (CKD). Maze is headquartered in South San Francisco. For more information, please visit mazetx.com, or follow the company on LinkedIn and X.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the current beliefs and expectations of management. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, without limitation, statements concerning the company’s future plans and prospects, any expectations regarding the safety or efficacy of MZE829, MZE782 and other candidates under development, the ability of MZE829 to treat AMKD or other indications, the ability of MZE782 to treat PKU, CKD or other indications, the planned timing of the company’s clinical trials, data results and further development of MZE829, MZE782 and other therapeutic candidates, the company’s expected cash runway, and the ability to drive financial results and stockholder value. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to the company may identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Although the company believes the expectations reflected in such forward-looking statements are reasonable, the company can give no assurance that such expectations will prove to be correct. Readers are cautioned that actual results, levels of activity, safety, performance or events and circumstances could differ materially from those expressed or implied in the company’s forward-looking statements due to a variety of factors, including risks and uncertainties related to the company’s ability to advance MZE829, MZE782 and its other therapeutic candidates, obtain regulatory approval of and ultimately commercialize the company’s therapeutic candidates, the timing and results of preclinical studies and clinical trials, the company’s ability to fund development activities and achieve development goals, its ability to protect its intellectual property, general business and economic conditions, and risks related to the impact on its business of macroeconomic conditions, including inflation, volatile interest rates, tariffs, instability in the global banking sector, and public health crises. Further information on potential risk factors that could affect the company’s business and its financial results are detailed under the heading “Risk Factors” included in the documents the company files from time to time with the U.S. Securities and Exchange Commission, including the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date of this press release and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

For further information, please contact:

IR/Corporate Contact:

Amy Bachrodt, Maze Therapeutics

abachrodt@mazetx.com

Media Contact:

Amanda Lazaro, 1AB Media

Amanda@1ABMedia.com

Maze Therapeutics, Inc.

Select Condensed Financial Information

(in thousands, except share and per share amounts)

(unaudited)

Condensed Statements of Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
License revenue	$—	$2,500	$—	$167,500

Operating expenses:
Research and development	25,190	19,857	80,878	61,280
General and administrative	7,775	6,872	23,962	18,908
Total operating expenses	32,965	26,729	104,840	80,188
(Loss) income from operations	(32,965)	(24,229)	(104,840)	87,312
Interest and other income, net	2,878	1,846	8,288	3,138
Change in fair value of convertible promissory notes	—	(2,648)	—	(7,193)
(Loss) income before income tax benefit (expense)	(30,087)	(25,031)	(96,552)	83,257
Income tax benefit (expense)	—	279	—	(1,447)
Net (loss) income	$(30,087)	$(24,752)	$(96,552)	$81,810
Allocation of undistributed earnings to participating securities	—	—	—	(73,499)
Net (loss) income attributable to common stockholders, basic	$(30,087)	$(24,752)	$(96,552)	$8,311
Net (loss) income attributable to common stockholders, diluted	$(30,087)	$(24,752)	$(96,552)	$9,031
Net (loss) income per share attributable to common stockholders:
Basic	$(0.66)	$(10.25)	$(2.45)	$3.49
Diluted	$(0.66)	$(10.25)	$(2.45)	$2.67
Weighted-average shares of common stock outstanding used to compute net (loss) income per share attributable to common stockholders:
Basic	45,779,577	2,415,897	39,464,634	2,384,117
Diluted	45,779,577	2,415,897	39,464,634	3,387,166

Condensed Balance Sheet Data

	September 30,	December 31,
	2025	2024
Cash, cash equivalents and marketable securities	$383,935	$196,812
Total assets	$422,058	$240,542
Total liabilities	$42,622	$43,638
Total redeemable convertible preferred stock	$—	$508,087
Total stockholders’ equity (deficit)	$379,436	$(311,183)